U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 27, 2000

                        Commission File Number: 001-13217

                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.
                    -----------------------------------------
        (Exact name of small business issuer as specified in its charter)

           Florida                                      91-1796903
-------------------------------          ---------------------------------------
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                                741 Front Street
                                    Suite 140
                           Celebration, Florida 34747
                           --------------------------
                    (Address of Principal Executive Offices)

                    Issuer's Telephone Number: (407) 566-2493

                             400 West Church Street
                             Orlando, Florida 32801
                             ----------------------
          (Former name or former address, if changed since last report)

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Item 2. Acquisition of Assets

     On October 27, 2000 the IFL Acquisition Company LLC (IFL Acquisition is a wholly owned subsidiary of arenafootball2 ("af2") Enterprises) purchased the Indoor Football League ("IFL"). As part of the purchase agreement, Orlando Predators Entertainment, Inc. ("OPE") agreed to a three (3) year promissory note made payable to the IFL Acquisition Company ("IFLA") in the amount of $1.75 million with a 6% annual interest rate, 214,286 shares of Class A common stock at $3.50 per share and $1.1 million in cash. In return, OPE will receive three
(3) franchises in arenafootball2 (the Arena Football League's minor league system) and the first $1.0 million in af2 expansion fees in former IFL markets. In addition, OPE will receive all assets of the IFL, such as turf fields, football equipment and office equipment.

     10.15 Financial Accommodations Agreement

     10.16 Acknowledgement

     10.17 Covenant to Pay Expansion Fees


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Orlando Predators Entertainment, Inc.
                                                  (Registrant)

                                      By: /s/ Jeffrey L. Bouchy
                                      -------------------------
                                      Jeffrey L. Bouchy, Chief Financial Officer

Dated: November 9, 2000